 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 9, 2025

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On July 9, 2025, Lynn Forester de Rothschild notified The Estée Lauder Companies Inc. (the “Company”) of her decision not to stand for re-election as a Class II director at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Lady de Rothschild is expected to remain on the Board of Directors (the "Board") until the 2025 Annual Meeting, when her current term expires. Lady de Rothschild has been a member of the Board since 2000, and is a member of the Nominating and ESG Committee. Her decision not to stand for re-election is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

On July 9, 2025, Angela Wei Dong, a Class III member of the Board since 2022, notified the Company that she will retire from the Board, effective the day before the 2025 Annual Meeting. Ms. Dong is a member of the Audit Committee. Her decision to retire from the Board is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company is grateful for the contributions of Lady de Rothschild and Ms. Dong during the time they served on the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	July 15, 2025	By:	/s/ Rashida La Lande
Rashida La Lande
Executive Vice President and General Counsel

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